Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE

TYPE THAT HORIZON THERAPEUTICS PLC TREATS AS PRIVATE OR CONFIDENTIAL

CONFIDENTIAL

AMENDMENT NO. 4 TO

COMMERCIAL SUPPLY AGREEMENT

This Amendment No. 4 (the “Amendment” or this “Amendment No. 4”) to the Commercial Supply Agreement by and between Horizon Therapeutics Ireland DAC, formerly known as Horizon Pharma Ireland Limited (“Customer”) and AGC Biologics A/S, formerly known as CMC Biologics A/S (“AGC”) is dated as of May 31, 2022 (“Amendment Effective Date”).

RECITALS

AGC and Customer are Parties to the Commercial Supply Agreement effective as of February 14, 2018 (the “Agreement”), as amended by Amendments No. 1, No. 2 and No. 3 thereto. AGC and Customer wish to amend certain provisions of the Agreement as set forth in this Amendment No. 4.

AGREEMENT

1.	Clause 12.6 is deleted in its entirety and replaced with the following:

AGC shall maintain, at its expense, (i) comprehensive general liability insurance and workers compensation insurance, including product liability insurance, in the amount of [***] dollars ($[***]) per occurrence and [***] dollars ($[***]) in the aggregate and (ii) All Risks Property insurance coverage against the following risks: fire, subsidence, explosion, impact, earthquake, aircraft, flood, storm, tempest, terrorism (subject to availability) riot, civil commotion, malicious damage, bursting or overflowing of water tanks, apparatus, pipes and theft damage in an amount sufficient to cover at any time to cover the aggregate value of all AGC Materials, Customer Materials, Raw Materials and Product (for the avoidance of doubt, including all safety stocks of such items) that is in AGC’s possession and that has not been Delivered to Customer. All insurance required under this Agreement shall be maintained at all times during the Term and shall cover all AGC Facilities as well as any other location, including third party locations, at which AGC holds AGC Materials, Customer Materials, Raw Materials and Product (for the avoidance of doubt, including all safety stocks of such items) that are in AGC’s possession and that have not been Delivered to Customer. AGC shall from time to time provide copies of certificates of such insurance to Customer upon reasonable request. Notwithstanding the preceding sentence, AGC shall be obligated to maintain product liability insurance obtained by it pursuant to this Clause 12.6 during the Term and after expiration or termination of this Agreement for a period [***] years following the Commercial Product expiration date for the last lot of Commercial Product delivered hereunder. In addition, and notwithstanding anything to the contrary in the Agreement (including in Section 6.3 regarding when Product is deemed to have been Delivered), AGC’s All Risks Property insurance coverage described above shall continue to cover Product for a period of up to [***] Business Days after Delivery, which corresponds to the period for free storage mentioned under Section 6.9 of the CSA, or such earlier date when Customer or its designated carrier takes possession of such Product.

CONFIDENTIAL

2.	Clause 12.10 is deleted in its entirety and replaced with the following:

Notwithstanding the foregoing, nothing in this Agreement shall purport or attempt or serve to exclude or restrict any liability for (i) gross negligence or intentional misconduct; (ii) any fraud or fraudulent misrepresentation; (iii) amounts owing by a Party under Clause 7 (subject to Clause 14.4); (iv) claims subject to Customer’s indemnification obligations under Clause 12.1(a); (v) breach of confidentiality; or (vi) loss or damage to AGC Materials, Customer Materials, Raw Materials or Product (for the avoidance of doubt, including all safety stocks of such items) that are in AGC’s possession and that have not been Delivered to Customer and that AGC is responsible for insuring pursuant to Clause 12.6(ii).

3.	The following new Clause 12.11 is added to the Agreement:

Provided that any such loss or damage is not the result actions taken by Customer, in the event that AGC’s insurers pay out any amount to AGC in respect of any loss or damage to AGC Materials, Customer Materials, Raw Materials or Product (for the avoidance of doubt, including in respect of any safety stocks of such items) that are in AGC’s possession and that have not been Delivered to Customer and that AGC is responsible for insuring pursuant to Clause 12.6(ii), then AGC shall promptly, and in any event within [***] business days of receiving any such pay out, pay such funds to Customer. The Parties agree that loss or damage to Product remaining at AGC while Customer works to arrange for such Product to be picked up shall not, without other actions of Customer, constitute a loss or damage that is the result of actions taken by Customer.

4.

No Other Amendment; Confirmation. Except as expressly amended, modified and supplemented by this Amendment No. 4, the provisions of the Agreement, including the provisions of Clause 6.16 and Appendix Two, shall remain in full force and effect. Unless otherwise defined in this Amendment No. 4, all capitalized terms used but not defined in this Amendment No. 4 shall have the meaning set forth in the Agreement. Each Party acknowledges that it has read this Amendment No. 4, understands the changes affecting the Agreement and agrees to be bound by the terms of the Agreement as modified by this Amendment No. 4. The Parties further acknowledge and agree that the Agreement, as amended, embodies the complete and exclusive understanding among the Parties and supersedes and merges all related prior proposals and understandings whether oral or written.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Amendment Effective Date.

	HORIZON THERAPEUTICS IRELAND DAC, formerly known as Horizon Pharma Ireland Limited		AGC BIOLOGICS A/S, formerly known as CMC Biologics A/S

By	/s/ William Gannon	By	/s/ Patricio Massera
Print Name William Gannon		Print Name Patricio Massera
Title	Director	Title	CEO AGC Biologics
	duly authorized		duly authorized

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